                                                            EXHIBIT 10.26



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                    DEVELOPMENT AUTHORITY OF CLAYTON COUNTY

                                      AND

                            LEAR SEATING CORPORATION


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                                 LOAN AGREEMENT

               -------------------------------------------------


                         Dated as of September 1, 1994


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        The interest of the Development Authority of Clayton County (the
"Issuer") in this Loan Agreement has been assigned (except for amounts payable under Sections 4.2(b), 7.2 and 8.4 hereof) pursuant to the Indenture, of Trust dated as of the date hereof from the Issuer to NBD Bank, N.A., as trustee (the "Trustee"), and is subject to the security interest of the Trustee thereunder.

                                  TABLE OF CONTENTS

Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                      ARTICLE 1
Definitions and Other Provisions
    of General Application

SECTION  1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION  1.2      Effect of Headings and Table of Contents  . . . . . . . . . . . .   7
SECTION  1.3      Date of Loan Agreement  . . . . . . . . . . . . . . . . . . . . .   7
SECTION  1.4      Severability Clause . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION  1.5      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION  1.6      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION  1.7      References to Letter of Credit and
                  Related Terms . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                      ARTICLE 2
Representations, Covenants and Warranties

SECTION  2.1      Representations, Covenants and Warranties
                  of the Issuer . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION  2.2      Representations, Covenants and Warranties
                  of the Company  . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION  2.3      Tax-Exempt Status of the Bonds  . . . . . . . . . . . . . . . . .   9
SECTION  2.4      Notice of Determination of Taxability . . . . . . . . . . . . . .   9


                                      ARTICLE 3
Acquisition and Construction
of the Project;
   Issuance of the Bonds

SECTION  3.1      Agreement to Acquire, Construct,
                  Improve and Equip the Project . . . . . . . . . . . . . . . . . .  10
SECTION  3.2      Agreement to Issue the Bonds;
                  Application of Bond Proceeds  . . . . . . . . . . . . . . . . . .  10
SECTION  3.3      Disbursements from the Construction Fund  . . . . . . . . . . . .  10
SECTION  3.4      Furnishing Documents to the Trustee . . . . . . . . . . . . . . .  10
SECTION  3.5      Establishment of Completion Date  . . . . . . . . . . . . . . . .  11
SECTION  3.6      Company Required to Pay in Event
                  Construction Fund Insufficient  . . . . . . . . . . . . . . . . .  12
SECTION  3.7      Special Arbitrage Certification . . . . . . . . . . . . . . . . .  12


                                      ARTICLE 4
Loan Provisions

SECTION  4.1      Loan of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION  4.2      Basic Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION  4.3      Additional Payments . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION  4.4      Overdue Payments  . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION  4.5      Unconditional Obligation of Company . . . . . . . . . . . . . . .  15


                                      ARTICLE 5
Concerning the Bonds,
the Indenture and the Trustee

SECTION  5.1      Assignment of Loan Agreement  . . . . . . . . . . . . . . . . . .  16
SECTION  5.2      Redemption of Bonds . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION  5.3      Amendment of Indenture  . . . . . . . . . . . . . . . . . . . . .  16

SECTION  5.4      Special Funds . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION  5.5      Effect of Full Payment of Indebtedness  . . . . . . . . . . . . .  16
                                      ARTICLE 6
SECTION  6.1      Maintenance and Other Operating Expenses  . . . . . . . . . . . .  18
SECTION  6.2      Taxes, Assessments, Etc.  . . . . . . . . . . . . . . . . . . . .  18
SECTION  6.3      Improvements, Alterations, Etc. . . . . . . . . . . . . . . . . .  18
SECTION  6.4      Assignment, etc.  . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION  6.5      Company's Personal Property and Fixtures  . . . . . . . . . . . .  18
SECTION  6.6      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                      ARTICLE 7
Special Covenants
SECTION 7.1       No Warranty of Condition
                  or Suitability by Issuer  . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.2       Issuer and Company Representatives  . . . . . . . . . . . . . . .  20
SECTION 7.3       Further Assurances  . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.4       Inspection of Records . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.5       Indemnity of Issuer and Trustee . . . . . . . . . . . . . . . . .  20

                                      ARTICLE 8
Remedies
SECTION  8.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION  8.2      Remedies on Default . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION  8.3      No Remedy Exclusive . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION  8.4      Agreement to Pay Attorneys'
                  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION  8.5      No Additional Waiver Implied by One Waiver  . . . . . . . . . . .  23
SECTION  8.6      Remedies Subject to Applicable Law  . . . . . . . . . . . . . . .  23

                                      ARTICLE 9
Prepayment under Agreement
SECTION  9.1      Option to Prepay Basic Payment Amounts Under
                  Agreement in Whole in Certain Events  . . . . . . . . . . . . . .  24
SECTION  9.2      Other Options to Prepay Basic Payment
                  Amounts Under Agreement . . . . . . . . . . . . . . . . . . . . .  25
SECTION  9.3      Obligation to Prepay Basic Payment Amounts
                  Under Agreement Under Certain Circumstances . . . . . . . . . . .  25

                                      ARTICLE 10
Miscellaneous
SECTION  10.1     Issuer's Liabilities Limited  . . . . . . . . . . . . . . . . . .  27
SECTION  10.2     Corporate Existence of Issuer . . . . . . . . . . . . . . . . . .  27
SECTION  10.3     Notices . . . . . . . . . . . . . . . .   . . . . . . . . . . . .  27
SECTION  10.4     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .  28
SECTION  10.5     Benefits of Loan Agreement  . . . . . . . . . . . . . . . . . . .  28

 Testimonium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXHIBIT A - Project Site
EXHIBIT B - Project Equipment
EXHIBIT C - Form of Requisition

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of September 1, 1994, among DEVELOPMENT AUTHORITY OF CLAYTON COUNTY, a public body corporate and politic created and existing under the laws of the State of Georgia (the "Issuer"), LEAR SEATING CORPORATION, a Delaware corporation (the "Company");


                              W I T N E S S E T H:


         WHEREAS, the Issuer has created pursuant to the provisions of an act of the General Assembly of the State of Georgia (O.C.G.A. Section 36-62), as amended (the "Act"), and its directors have been appointed as provided therein and are currently acting in that capacity; and

         WHEREAS, the Issuer has been created to develop and promote for the public good and general welfare trade, commerce, industry and employment opportunities and to promote the general welfare of the State of Georgia; the Act empowers the Issuer to issue its revenue obligations, in accordance with the applicable provisions of the Act, in furtherance of the public purpose for which it was created; and

         WHEREAS, the Issuer, by due corporate action, has authorized the financing of the acquisition, construction and equipping of a manufacturing facility in Clayton County, Georgia (the "Project"), pursuant to plans and specifications therefor, such Project to include certain land, buildings and related real property together with certain equipment and related personal property, which Project is to be financed by the Issuer for the benefit of the Company pursuant to this Loan Agreement; and

         WHEREAS, after careful study and investigation of the nature of the proposed Project, the Issuer has determined that, in assisting with the financing of the Project, it will be acting in furtherance of the public purposes intended to be served by the Act; and

         WHEREAS, the Issuer has been advised by the Company that the amount necessary to finance the cost of the acquisition, construction and equipping of the Project, including expenses incidental thereto, is not less than $9,500,000 and, by proper corporate action, the Issuer has authorized the issuance and sale of $9,500,000 in aggregate principal amount of Development Authority of Clayton County Industrial Development Revenue Bonds (Lear Seating Corporation Project), Series 1994 (the "Bonds"), the proceeds of which will be used to finance the cost of the acquisition, construction and equipping of the Project; and

         WHEREAS, pursuant to the terms of this Agreement, the Issuer has agreed to finance the cost of acquiring, constructing and equipping the Project through the issuance of the Bonds and, in consideration thereof, the Company has agreed to pay to the Issuer moneys sufficient to pay the principal of, and the redemption premium (if any) and the interest on, the Bonds as the same become due and payable and to pay certain administrative expenses in connection with the Bonds; and

         WHEREAS, the Bonds shall be limited obligations of the Issuer payable solely from the amounts payable under this Loan Agreement and other amounts specifically pledged therefor under the hereinafter defined Indenture (the "Pledged Revenues"); and

         WHEREAS, as security for the payment of the Bonds, the Company will cause Chemical Bank (in its capacity as issuer of the initial letter of credit referred to below, herein called the "Credit Obligor") to issue an irrevocable letter of credit in favor of the Trustee to enable the Trustee to pay Debt Service on the Bonds and the purchase price of Bonds tendered (or deemed tendered) for purchase in accordance with the terms of the Indenture (the initial letter of credit so delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to the Indenture are herein referred to as the "Letter of Credit"); and

         WHEREAS, the Letter of Credit will be issued by the Credit Obligor pursuant to an Amended and Restated Credit Agreement, dated as of October 25, 1993 (the "Credit Agreement") between and among the Company, the Credit Obligor and others, whereby the Company will agree, among other things, to reimburse the Credit Obligor for all amounts drawn by the Trustee pursuant to the Letter of Credit; and

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows:

                                   ARTICLE 1


                        Definitions and Other Provisions
                            of General Application


         SECTION 1.1      Definitions

         For all purposes of this Loan Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (1) Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture.

         (2) The terms defined in this Article shall have the meanings assigned to them in this Article. Singular terms shall include the plural as well as the singular, and vice versa.

         (3) The definitions in the recitals to this instrument are for convenience only and shall not affect the construction of this instrument.

         (4) All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

         (5) All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

         (6) The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Loan Agreement as a whole and not to any particular Article, Section or other subdivision.

         (7) The term "person" shall include any individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

         (8)  The following words and phrases shall have the following meanings:

         "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by the chairman of the board, president or vice president of the Company. Such certificate may designate an alternate or alternatives.

         "Capital Expenditures" means capital expenditures within the meaning of Section 144(a)(4) of the Code, and the Income Tax Regulations relating thereto.

         "Cost" with respect to the Project shall be deemed to include all items permitted to be financed under the provisions of the Act, including, but not limited to:

                 (i) all costs which the Issuer or the Company shall be required to pay under the terms of any contract or contracts for the acquisition, construction, improving, or equipping of the Project;

                (ii) obligations of the Company incurred for labor and materials (including obligations payable to the Company) in connection with the acquisition, construction, improving or equipping of the Project, including reimbursement to the Company for all advances and payments made in connection with the Project prior to or after delivery of the Bonds;

               (iii) the cost of performance or other bonds and any and all types of insurance that may be necessary or appropriate to have in effect during the course of construction of the Project;

                (iv) all costs of engineering and architectural services, including the costs of the Company for test borings, surveys, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or consequent to the proper construction of the Project;

                 (v) subject to the two percent (2.0%) limitation set forth in the Internal Revenue Code, all expenses incurred in connection with the issuance of the Bonds, including but not limited to, reasonable compensation, fees and expenses of the Issuer, the Trustee and the Tender Agent, including reasonable counsel fees, compensation to any financial consultant, underwriters or placement agents, legal fees and expenses, costs of printing and engraving, recording and filing fees and costs of title insurance, if any, and Letter of Credit fees and facility fees payable under the Credit Agreement;

                (vi) any sums required to reimburse the Company for advances made by the Company for any of the above items or for any other costs incurred which are properly chargeable to the Project; and

               (vii) the reimbursement of the Credit Obligor for any amounts drawn under the Letter of Credit to pay interest on the Bonds prior to the completion of construction of the Project.

                 "Default" means any Default under this Agreement as specified in and defined by Section 8.1 hereof.

                 "Indenture" means the Trust Indenture dated as of this date between the Issuer and the Trustee, pursuant to which the Bonds are authorized to be issued, and any amendments and supplements thereto.

                 "Issuance Costs" means all costs that are treated as costs of issuing or carrying the Bonds under existing Treasury Department regulations and rulings, including, but not limited to:

                 (a) underwriter's spread (whether realized directly or derived through purchase of the Bonds at a discount below the price at which they are expected to be sold to the public);

                 (b) counsel fees (including bond counsel, underwriter's counsel, Issuer's counsel, Company's counsel, as well as any other specialized counsel fees incurred in connection with the issuance of the Bonds);

                 (c) financial adviser fees incurred in connection with the issuance of the Bonds;

                 (d)      rating agency fees;

                 (e) Trustee fees incurred in connection with the issuance of the Bonds;

                 (f) paying agent and certifying and authenticating agent fees related to issuance of the Bonds;

                 (g)      accountant fees related to the issuance of the Bonds;

                 (h) printing costs of the Bonds and of the preliminary and final offering materials;

                 (i) publication costs associated with the financing proceedings; and

                 (j) costs of engineering and feasibility studies necessary to the issuance of the Bonds.

provided, that bond insurance premiums and certain credit enhancement fees, to the extent treated as interest expense under applicable regulations, shall not be treated as "Issuance Costs."

         "Plans and Specifications" means the plans and specifications for the Project prepared by C. H. Moss & Associates, Inc., engineer, for Morgan Contracting, as developer, dated June 13, 1994, copies of which are on file with the Company.

         "Project" means the Project Building, Project Equipment and the Project Site.

         "Project Building" means the structures intended to be acquired, constructed and installed on the Project Site.

         "Project Equipment" means the property which is described generally in Exhibit B hereto, and any items of machinery, equipment, or other personal property acquired in substitution for, or as a renewal or replacement of or a modification or improvement to, said property.

         "Project Site" means the real estate described in Exhibit A hereto.

         "Qualified Project Costs" means costs and expenses of the Project which constitute land costs or costs for property of a character subject to the allowance for depreciation excluding specifically working capital and inventory costs, provided, however, that (i) costs or expenses paid or incurred prior to March 17, 1994, shall not be deemed to be Qualified Project Costs; (ii) Issuance Costs shall not be deemed to be Qualified Project Costs; (iii) interest during the Construction Period shall be allocated between Qualified Project Costs and other costs and expenses to be paid from the proceeds of the Bonds; (iv) interest following the Construction Period shall not constitute a Qualified Project Cost; (v) letter of credit fees and municipal bond insurance premiums which represent a transfer of credit risk shall be allocated between Qualified Project Costs and other costs and expenses to be paid from the proceeds of the Bonds; and (vi) letter of credit fees and municipal bond insurance premiums which do not represent a transfer of credit risk shall not constitute Qualified Project Costs.

         "Requisition" means a written request for a disbursement from the Construction Fund, signed by an Authorized Company Representative, substantially in the form attached hereto as Exhibit C and satisfactorily completed as contemplated by said form.

         "State" means the State of Georgia.

         "Term of Agreement" means the term of this Agreement as specified in
Section 11.1 hereof.

         SECTION 1.2      Effect of Headings and Table of Contents

         The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.3      Date of Loan Agreement

         The date of this Loan Agreement is intended as and for a date for the convenient identification of this Loan Agreement and is not intended to indicate that this Loan Agreement was executed and delivered on said date.

         SECTION 1.4      Severability Clause

         If any provision in this Loan Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.5      Governing Law

         This Loan Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

         SECTION 1.6      Counterparts

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 1.7      References to Letter of Credit and Related Terms

         During any period in which no Letter of Credit is in effect and no amounts remain unreimbursed to the Credit Obligor with respect thereto, any references to the Credit Obligor, Credit Agreement or Letter of Credit shall be disregarded and shall have no effect.

                                   ARTICLE 2


                   REPRESENTATIONS, COVENANTS AND WARRANTIES

         SECTION 2.1 Representations, Covenants and Warranties of the Issuer. The Issuer represents, covenants and warrants that:

                 (a) The Issuer is a public body corporate and politic and an instrumentality of the State of Georgia. Under the provisions of the Act, the Issuer is authorized to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder. The Issuer has been duly authorized to execute and deliver this Agreement and the Indenture.

                 (b) The Issuer covenants that it will not pledge the amounts derived from this Agreement other than as contemplated by the Indenture.

         SECTION 2.2 Representations, Covenants and Warranties of the Company. The Company represents, covenants and warrants that:

                 (a) The Company is a corporation validly organized and existing under the laws of the State of Delaware. The Company is not in violation of any provision of its Articles of Incorporation, as amended, has the corporate power to enter into this Agreement, and has duly authorized the execution and delivery of this Agreement.

                 (b) Neither the execution and delivery of this Agreement, the Remarketing Agreement or the Credit Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof or thereof conflicts with or results in a material breach of any material terms, conditions, or provisions of any material agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing.

                 (c) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Company or any of its officers, nor to the best knowledge of the Company is there any basis therefor, wherein an unfavorable decision, ruling, or finding would materially adversely affect the transactions contemplated by this Agreement or which would adversely affect, in any way, the validity or enforceability of the Bonds, this Agreement, the Credit Agreement, the Remarketing Agreement, or any agreement or instrument to which the Company is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

                 (d) The Project is of the type authorized and permitted by the Act, and its estimated Cost is not less than $9,500,000.

                 (e) The proceeds from the sale of the Bonds will be used only for payment of Cost of the Project.

                 (f) The Company will use due diligence to cause the Project to be operated in accordance with the laws, rulings, regulations and ordinances of the State and the departments, agencies and political subdivisions thereof. The Company has obtained or caused to be obtained all requisite approvals of the State and of other federal, state, regional and local governmental bodies for the acquisition, construction, improving and equipping of the Project which would customarily be obtained at this stage of completion of the Project.

                 (g) The Company will fully and faithfully perform all the duties and obligations which the Issuer has covenanted and agreed in the Indenture to cause the Company to perform and any duties and obligations which the Company is required in the Indenture to perform. The foregoing shall not apply to any duty or undertaking of the Issuer which by its nature cannot be delegated or assigned.

                 (h) The issuance of the Bonds by the Issuer and the lending of the proceeds thereof to the Company to enable the Company to acquire, construct and install the Project have induced the Company to locate the Project in the County, which will directly result in an increase in employment opportunities in the County.

         SECTION 2.3 Tax-Exempt Status of the Bonds. The Company hereby acknowledges and confirms the representations, warranties and covenants set forth in that certain Company's Tax Certificate and Compliance Agreement, dated as of the date of issuance and delivery of the Bonds, which representations, warranties and covenants are incorporated herein by this reference thereto and made a part hereof as fully as though set forth herein in their entirety.

         SECTION 2.4 Notice of Determination of Taxability. Promptly after the Company first becomes aware of any Determination of Taxability, the Company shall give written notice thereof to the Issuer and the Trustee.

                                   ARTICLE 3


                          ACQUISITION AND CONSTRUCTION
                     OF THE PROJECT; ISSUANCE OF THE BONDS


         SECTION 3.1 Agreement to Acquire, Construct, Improve and Equip the Project. The Company agrees to make all contracts and do all things necessary for the acquisition, construction, improving, and equipping of the Project, with or without advertising for bids, and the Company agrees that it will cause the Project Building to be constructed, improved and equipped on the Project Site substantially in accordance with the Plans and Specifications, and that it will cause the Project Equipment to be acquired and installed therein. Notwithstanding the foregoing, the Company may modify, supplement, amend or revise the Plans and Specifications, in its sole discretion, without notice to or the consent of the Issuer, the Credit Obligor or the Trustee, so long as the Project continues to qualify as a "project" within the meaning of the Act.

         The Company further agrees that it will acquire, construct, improve, and equip the Project with all reasonable dispatch and use its best efforts to cause acquisition, construction, improving, equipping, and occupancy of the Project to be completed by June 1, 1995, or as soon thereafter as may be practicable, delays caused by force majeure as defined in Section 8.1 hereof only excepted; but if for any reason such acquisition, construction, improving and equipping is not completed by said date there shall be no resulting liability on the part of the Company and no diminution in or postponement of the payments required in Section 4.2 hereof to be paid by the Company.

         SECTION 3.2 Agreement to Issue the Bonds; Application of Bond Proceeds. In order to provide funds for the payment of the Cost of the Project, the Issuer, concurrently with the execution of this Agreement, will issue, sell, and deliver the Bonds and deposit the net proceeds thereof with the Trustee in the Construction Fund.

         SECTION 3.3 Disbursements from the Construction Fund. The Issuer has, in the Indenture, authorized and directed the Trustee to make disbursements from the Construction Fund to pay the Costs of the Project, or to reimburse the Company for any Cost of the Project paid by the Company. The Trustee shall not make any disbursement from the Construction Fund until the Company shall have provided the Trustee with a Requisition.

         SECTION 3.4 Furnishing Documents to the Trustee. The Company agrees to cause such Requisitions to be directed to the Trustee as may be necessary to effect payments out of the Construction Fund in accordance with Section 3.3 hereof.

         SECTION 3.5  Establishment of Completion Date.

                 (a) The Completion Date shall be evidenced to the Issuer and the Trustee by a certificate signed by an Authorized Company Representative stating that, except for amounts retained by the Trustee at the Company's direction to pay any Cost of the Project not then due and payable, (i) construction of the Project has been completed and all costs of labor, services, materials and supplies used in such construction have been paid, (ii) all equipment for the Project has been installed, such equipment so installed is suitable and sufficient for the operation of the Project, and all costs and expenses incurred in the acquisition and installation of such equipment have been paid, and (iii) all other facilities necessary in connection with the Project have been acquired, constructed, improved, and equipped and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Forthwith upon completion of the acquisition, construction, improving, and equipping of the Project, the Company agrees to cause such certificate to be furnished to the Issuer and the Trustee. Upon receipt of such certificate, the Trustee shall retain in the Construction Fund a sum equal to the amounts necessary for payment of the Cost of the Project not then due and payable according to such certificate. If any such amounts so retained are not subsequently used, prior to any transfer of said amounts to the Bond Fund as provided below, the Trustee shall give notice to the Company of the failure to apply said funds for payment of the Cost of the Project. Any amount not to be retained in the Construction Fund for payment of the Cost of the Project, and all amounts so retained but not subsequently used, shall be transferred by the Trustee into the Bond Fund.

                 (b) If at least ninety-five percent (95%) of the net proceeds of the sale of the Bonds have not been used for Qualified Project Costs, any amount (exclusive of amounts retained by the Trustee in the Construction Fund for payment of Cost of the Project not then due and payable) remaining in the Construction Fund shall be transferred by the Trustee into the Bond Fund and used by the Trustee (a) to redeem Bonds on the earliest redemption date permitted by the Indenture without a premium, (b) to purchase Bonds on the open market prior to such redemption date at prices not in excess of one hundred percent (100%) of the principal amount of such Bonds, or (c) for any other purpose provided that the Trustee is furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act and will not require that interest on the Bonds be included in gross income for federal income tax purposes. Until used for one or more of the foregoing purposes, such segregated amount may be invested as permitted by the Indenture provided that prior to any such investment the Trustee is provided with an opinion of Bond Counsel to the effect that such investment will not require that interest on the Bonds be included in gross income for federal income tax purposes.

         SECTION 3.6 Company Required to Pay in Event Construction Fund Insufficient. In the event the moneys in the Construction Fund available for payment of the Costs of the Project should not be sufficient to pay the Costs of the Project in full, the Company agrees to complete the Project and to pay that portion of the Costs of the Project in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys paid into the Construction Fund and available for payment of the Costs of the Project will be sufficient to pay all of the Costs of the Project. The Company agrees that if after exhaustion of the moneys in the Construction Fund, the Company should pay any portion of the Costs of the Project pursuant to the provisions of this Section, the Company shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the Owners of any of the Bonds, nor shall the Company be entitled to any diminution of the amounts payable under Section 4.2 hereof.

         SECTION 3.7 Special Arbitrage Certifications. The Company and the Issuer covenant not to cause or direct any moneys on deposit in any fund or account to be used in a manner which would cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code, and the Company certifies and covenants to and for the benefit of the Issuer and the Owners of the Bonds that so long as there are any Bonds Outstanding, moneys on deposit in any fund or account in connection with the Bonds, whether such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code. Without limiting the generality of the foregoing, the Company hereby agrees to comply with the terms and conditions set forth in that certain "Company's Tax Certificate and Compliance Agreement", dated the date of issuance and delivery of the Bonds, including, without limitation, the provisions set forth therein pertaining to the rebate of investment earnings to the United States.

                                   ARTICLE 4


                                LOAN PROVISIONS

         SECTION 4.1 Loan Of Proceeds. The Issuer agrees, upon the terms and conditions contained in this Agreement and the Indenture, to lend to the Company the proceeds received by the Issuer from the sale of the Bonds. Such proceeds shall be disbursed to or on behalf of the Company as provided in
Section 3.3 hereof.

         SECTION 4.2      Basic Payments

         (a) The Company shall make basic payments ("Basic Payments") to the Trustee, for the account of the Issuer, at times and in amounts as follows: on or before any Bond Payment Date for the Bonds or any other date that any payment of interest, premium, if any, or principal or purchase price is required to be made in respect of the Bonds pursuant to the Indenture, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which, together with any other moneys available for such payment in any account of the Bond Fund, will enable the Trustee to pay the amount payable on such date as purchase price or principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest on the Bonds as provided in the Indenture; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Credit Obligor to the Trustee under the Letter of Credit.

         (b) In accordance with the Indenture, on each Bond Payment Date the Trustee shall, without regard to the amount then on deposit in the Bond Fund, make a draw on the Letter of Credit in an amount equal to the amount of Debt Service due on such Bond Payment Date on Bonds other than Pledged Bonds. No draw shall be made under the Letter of Credit with respect to Debt Service on Pledged Bonds. If money is, at the time of such draw, on deposit in the Bond Fund and available for the payment of Debt Service on Bonds other than Pledged Bonds, such available money shall, to the extent of the amount drawn pursuant to the Letter of Credit, be paid to the Credit Obligor.

         (c) In accordance with the Indenture, on each Tender Date the Trustee shall, without making any prior claim or demand on the Company for Basic Payments with respect to the purchase price of Bonds, and without taking into account any proceeds anticipated from the remarketing of Bonds by the Remarketing Agent, make a draw under the Letter of Credit in an amount equal to the purchase price of all Bonds to be purchased on such Tender Date. The Company shall receive a credit against Basic Payments under subsection (a)(3) for the amount so drawn.

         (d) The Company shall cause all Basic Payments to be made in funds immediately available to the Trustee at its Principal Office by 1:45 P.M., New York City time, on the related Bond Payment Date or Tender Date, as the case may be, or such earlier time as may be required by the Securities Depository.

         (e) If any Basic Payment is due on a day which is not a Business Day, the Company shall cause such payment to be made on the first succeeding day which is a Business Day with the same effect as if made on the day such payment was due.

         (f) Income or profits received from the investment of money in the Bond Fund shall be credited against the Basic Payments required by subsection
(a)(1) and (2) of this Section.

         (g) The Company acknowledges that Basic Payments required by this Section are intended to provide amounts which will be sufficient to pay Debt Service on the Bonds as the same matures and comes due. If on any Bond Payment Date the amount on deposit in the Bond Fund is not sufficient to pay Debt Service on the Bonds due and payable on such date, the Company shall immediately deposit the amount of such deficiency in the Bond Fund.

         SECTION 4.3      Additional Payments

         (a) The Company shall make additional payments ("Additional Payments") to the Issuer, the Trustee or the Tender Agent, as the case may be, as follows:

                 (1) the acceptance fee of the Trustee and the reasonable annual (or other regular) fees, charges and expenses of the Trustee, Tender Agent and Remarketing Agent;

                 (2)      any amount to which the Trustee may be entitled under
         Section 13.07 of the Indenture; and

                 (3) the reasonable expenses of the Issuer incurred at the request of the Company, or in the performance of its duties under the Indenture, or in connection with any litigation which may at any time be instituted involving the Project, the Bonds, or in the pursuit of any remedies under the Indenture.

         (b) All Additional Payments shall be due and payable within 10 days after receipt by the Company of an invoice therefor.

         SECTION 4.4      Overdue Payments

         Any overdue Basic Payment shall bear interest from the related Bond Payment Date until paid at the Post-Default Rate for overdue Debt Service payments. Any overdue Additional Payment shall bear interest from the date due until paid at the Post-Default Rate for such Additional Payments specified in the Indenture.

         SECTION 4.5      Unconditional Obligation of Company

         Subject to Section 10.6 hereof, the Company's obligation to make Payments and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee. The Company will not suspend or discontinue any such Payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Loan Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, (i) failure to complete the Project, (ii) any acts or circumstances that may constitute an eviction or constructive eviction, (iii) failure of consideration or commercial frustration of purpose, (iv) the invalidity of any provision of this Loan Agreement, (v) any damage to or destruction of the Project or any part thereof, (vi) the taking by eminent domain of title to, or the use of, all or any part of the Project, (vii) any change in the laws or regulations of the United States of the United States of America, the State of Georgia or any other government authority, or (viii) any failure of any of the Financing Participants to perform and observe any agreement or covenant, whether express or implied, to be performed or observed by them under any of the Financing Documents.

                                   ARTICLE 5

                             Concerning the Bonds,
                         the Indenture and the Trustee

         SECTION 5.1      Assignment of Loan Agreement

         (a) The parties hereto agree that pursuant to the Indenture, the Issuer shall assign to the Trustee, in order to secure payment of the Bonds, all of the Issuer's right, title and interest in and to this Agreement (except for certain rights personal to the Issuer).

         SECTION 5.2      Redemption of Bonds

         (a) The Issuer will redeem any or all of the Bonds in accordance with the scheduled mandatory redemption provisions of the Bonds and the Indenture and upon the occurrence of any event or contingency requiring the mandatory redemption of Bonds, all in accordance with the applicable provisions of the Bonds and the Indenture.

         (b) If no Loan Default exists, the Issuer will exercise any right of optional redemption with respect to the Bonds only upon the written request of the Company.

         SECTION 5.3      Amendment of Indenture

         The Issuer will not cause or permit the amendment of the Indenture or the execution of any amendment or supplement to the Indenture without the prior written consent of the Company.

         SECTION 5.4      Special Funds

         (a) If no Loan Default exists, the Issuer shall cause any money held as part of a Special Fund to be invested or reinvested by the Trustee in accordance with the terms of the Indenture and the instructions of the Company.

         (b) The Company shall be solely responsible for (i) determining that any such investment of Special Funds under the Indenture complies with the arbitrage limitations imposed by Section 148 of the Internal Revenue Code, including without limitation the provisions of Section 148(d)(3) of the Internal Revenue Code relating to investment of "gross proceeds" of bonds, and
(ii) calculating the amount of, and making payment of, any rebate due to the United States under Section 148(f) of the Internal Revenue Code.

         SECTION 5.5      Effect of Full Payment of Indebtedness

         (a) After the Indenture Indebtedness is Fully Paid, all references in this Loan Agreement to the Bonds, the Indenture and the Trustee shall be ineffective and neither the Trustee nor the Holders of the Bonds shall thereafter have any rights hereunder, except those rights that shall have theretofore vested.

         (b) After the Credit Obligor Indebtedness is Fully Paid, (i) all references in this Loan Agreement to the Credit Obligor shall be ineffective and thereafter the Credit Obligor shall have no rights hereunder, except those rights that shall have theretofore vested, and (ii) all references in this Loan Agreement to the Credit Agreement and the Letter of Credit shall be ineffective.

         (c) After all Indebtedness is Fully Paid, any money or investments remaining in the Special Funds shall be delivered to the Company.

                                   ARTICLE 6

         SECTION 6.1      Maintenance and Other Operating Expenses

         The Company will, at its own expense, cause the Project to be maintained and kept in good condition, repair and working order.

         SECTION 6.2      Taxes, Assessments, Etc.

         The Company will pay or cause to be paid as they become due and payable all taxes, assessments and other governmental charges lawfully levied or assessed or imposed upon the Project or any part thereof or upon any income therefrom.

         SECTION 6.3      Improvements, Alterations, Etc.

         The Company may, at its own expense, make changes, additions, improvement or alterations to the buildings, structures and other improvements constituting a part of the Project.

         SECTION 6.4      Assignment, etc.

         Subject to the receipt of the prior written consent of the Issuer, the Company may assign its rights in this Loan Agreement and may sell or lease the Project or any part thereof, subject to the following limitations:

         (1) the Company shall continue to be primarily liable for the performance and observance of the agreements and covenants to be performed and observed by its under this Loan Agreement, and no such assignment or lease shall in any way diminish or abate the obligations of the Company hereunder (unless the transferee assumes all of the Company's obligations hereunder);

         (2) no such assignment or lease shall permit or result in the use of the Project for any purpose that would not be permitted for facilities financed under the Enabling Act; and

         (3) within 30 days after the delivery of any such assignment or lease, the Company shall deliver a copy thereof to the Issuer and to the Trustee.

         SECTION 6.5      Company's Personal Property and Fixtures

         The Company may, at its own expense, install at the Project any personal property or fixtures which, in the Company's judgment, are necessary or desirable for the conduct of the business carried on by the Company at the Project.

         SECTION 6.6      Insurance

         The Company will at all times keep the Project insured against such risks as are customarily insured against by businesses of like size and type, paying as the same become due all premiums in respect thereto.

                                   ARTICLE 7

                               SPECIAL COVENANTS


         SECTION 7.1 No Warranty of Condition or Suitability by Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE PROJECT OR THE CONDITION THEREOF, OR THAT THE PROJECT WILL BE SUITABLE FOR THE PURPOSES OR NEEDS OF THE COMPANY. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT THE COMPANY WILL HAVE QUIET AND PEACEFUL POSSESSION OF THE PROJECT. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY'S PURPOSES.

         SECTION 7.2 Issuer and Company Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Company are required or the Issuer or the Company are required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Issuer Representative and for the Company by an Authorized Company Representative. The Trustee shall be authorized to act on any such approval or request.

         SECTION 7.3 Further Assurances The Company will do, execute, acknowledge and deliver such further acts, financing statements and assurances as the Issuer or the Trustee shall require for accomplishing the purposes of the Financing Documents.

         SECTION 7.4      Inspection of Records

         The Company will at any and all times, upon the written request of the Issuer or the Trustee and with reasonable notice, permit the Issuer or the Trustee by their representatives to inspect the Project and any books, records, reports and other papers of the Company relating to the Project, and to make copies therefrom, and will afford and procure a reasonable opportunity to make any such inspection, and the Company will furnish to the Issuer and the Trustee any and all information as the Issuer or the Trustee may reasonably request with respect to the performance by the Company of its covenants in this Loan Agreement.

         SECTION 7.5      Indemnity of Issuer and Trustee

         If the Issuer or the Trustee, or any director, member or officer of agent thereof (collectively the "Indemnified Persons") is made a party defendant to any litigation concerning the Project or any part thereof, or concerning the occupancy thereof by the Company, or concerning the issuance of the Bonds, the Company agrees to indemnify, defend and hold Indemnified Persons harmless from and against any and all liability by reason of such litigation, including reasonable attorneys' fees and expenses incurred by the Indemnified Persons, whether or not any such litigation is prosecuted to judgment. If the Issuer commences an action against the Company to enforce any of the terms of any of the documents executed in connection with the Bonds, or for the breach by the Company of any such terms, the Company shall pay to the Issuer reasonable attorneys' fees and expenses in connection with such action, and the right to such attorneys' fees and expenses shall be enforceable whether or not such action is prosecuted to judgment. If the Company breaches any term of any of the documents executed in connection with the Bonds, the Issuer may employ an attorney or attorneys to protect its rights, and in the event of such employment following any such breach by the Company, the Company shall pay the reasonable attorneys' fees and expenses of the Issuer so incurred, whether or not any action is actually commenced against the Company by reason of such breach.

         It is the intention of the parties that the Indemnified Persons shall not incur pecuniary liability by reason of the terms of this Agreement or by reason of the undertakings of the Indemnified Persons required hereunder in connection with the issuance of the Bonds or execution of this Agreement or the Indenture or in connection with the performance of any act by the Indemnified Persons requested by the Company or in any way arising from the transaction with which this Agreement is a part arising in any manner in connection with the Project or financing of the Project; nevertheless, if any of the Indemnified Persons should incur any such pecuniary liability, then in such event the Company shall indemnify and hold the Indemnified Persons harmless against all claims by and on behalf of any person arising out of the same, and all costs incurred in connection with any claim, action or proceeding brought thereon, and upon notice from the Issuer, the Company shall defend the Indemnified Persons in any such action, or proceeding in consultation with counsel for the Issuer. In the event any proceeding shall be initiated against any of the Indemnified Persons, the Company shall furnish a defense to the Indemnified Persons, shall be permitted to control, in the exercise of its reasonable judgment, the defense of any such action or proceeding, and pay all fees of counsel to the Issuer. Any settlement of litigation that involves the Issuer shall require the consent of the Issuer.

         Notwithstanding anything to the contrary contained herein, the Company shall have no liability to indemnify the Issuer or the Trustee against claims or damages resulting from the Issuer's or the Trustee's own gross negligence or willful misconduct.

                                   ARTICLE 8

                                    Remedies

         SECTION 8.1      Events of Default

         Any one or more of the following shall constitute an event of default (a "Loan Default") under this Loan Agreement (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any Basic Payment when such Basic Payment becomes due and payable; or

                 (2) default in the performance, or breach, of any covenant or warranty of the Company in this Loan Agreement (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Credit Obligor by the Issuer or by the Trustee a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" hereunder; provided, however, that if the alleged breach or nonperformance is of such a nature that it cannot reasonably be cured within such period, such breach or nonperformance shall not constitute a Loan Default so long as the Company institutes and is pursuing with due diligence corrective action with respect thereto; or

                 (3) the occurrence of an Event of Default under the Indenture.

         SECTION 8.2      Remedies on Default

         If a Loan Default occurs and is continuing, the Credit Obligor (or, if the Credit Obligor Indebtedness has been Fully Paid, the Issuer) may exercise any of the following remedies:

                 (1) declare all amounts for the remainder of the term of this Loan Agreement to be immediately due and payable in an amount not to exceed the principal amount of all Outstanding Bonds, plus the redemption premium (if any) payable with respect thereto, plus the interest accrued thereon to the date of such declaration; and

                 (2) take whatever legal proceedings may appear necessary or desirable to collect the Payments then due, whether by declaration or otherwise, or to enforce any obligation or covenant or agreement of the Company under the Loan Agreement or by law.

         SECTION 8.3      No Remedy Exclusive

         No remedy herein conferred upon or reserved to the Issuer, the Credit Obligor or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         SECTION 8.4      Agreement to Pay Attorneys' Fees and Expenses

         If the Company should default under any of the provisions of this Loan Agreement and the Issuer, the Credit Obligor or the Trustee should employ attorneys or incur other expenses for the collection of Basic Payments or the enforcement of performance or observance of any agreement or covenant on the part of the Company herein contained, the Company will on demand therefor pay to the Issuer, the Credit Obligor or the Trustee (as the case may be) the reasonable fees of such attorneys and such other expenses so incurred.

         SECTION 8.5      No Additional Waiver Implied by One Waiver

         In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         SECTION 8.6      Remedies Subject to Applicable Law

         All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provision of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Loan Agreement invalid or unenforceable.

                                   ARTICLE 9

                           PREPAYMENT UNDER AGREEMENT


         SECTION 9.1 Option to Prepay Basic Payment Amounts Under Agreement in Whole in Certain Events. The Company shall have, and is hereby granted, the option to prepay the basic payment amounts required to be made under Section
4.2 and to cancel or terminate this Agreement if any of the following shall have occurred:

                 (a) the Project shall have been damaged or destroyed to such an extent that, in the judgment of the Company, (i) it cannot be reasonably restored within a period of twelve (12) consecutive months to the condition thereof immediately preceding such damage or destruction, (ii) the Company is thereby prevented from carrying on its normal operations at the Project for a period of twelve (12) consecutive months, or (iii) it would not be economically feasible for the Company to replace, repair, rebuild or restore the same;

                 (b) title in and to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person acting under governmental authority (including such a taking as, in the judgment of the Company, results in the Company being prevented thereby from carrying on its normal operations at the Project for a period of twelve (12) consecutive months); or

                 (c) as a result of any changes in the Constitution of the State or the Constitution of the United States of America or by legislative or administrative action (whether State or Federal) or by final decree, judgment, decision or order of any court or administrative body (whether State or Federal), this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed herein.

To exercise such option, the Company (i) shall, within ninety (90) days following the event giving rise to the Company's desire to exercise such option, deliver to the Issuer and to the Trustee a certificate, executed by a duly authorized representative of the Company , stating (A) the event giving rise to the exercise of such option, (B) that the Company has directed the Trustee to redeem all of the Bonds in accordance with the provisions of the Indenture, and (C) the date upon which such prepayment is to be made, which date shall not be less than forty-five (45) days nor more than ninety (90) days from the date such notice is mailed; and (ii) shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

         The prepayment price which shall be paid to the Trustee by the Company on or prior to its exercise of the option granted in this Section shall be the sum of the following:

                 (1) an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to pay and redeem all of the then outstanding Bonds on the earliest applicable redemption date including, without limitation, principal plus accrued interest thereon to said redemption date, plus

                 (2) an amount of money equal to the Trustee's and paying agents' fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds.

         The amount of any drawing under the Letter of Credit on any redemption date specified above shall be credited against the prepayment price required to be paid by the Company, and the use of any other moneys for the payment of principal and interest on the Bonds shall be subject to the limitations set forth in the Indenture.

         SECTION 9.2 Other Options to Prepay Basic Payment Amounts Under Agreement. The Company shall have, and is hereby granted, the option to prepay the basic payment amounts required to be made under Section 4.2 in whole, at any time, or in part on any Bond Payment Date (as defined in the Indenture), by
(i) depositing irrevocably with the Trustee in accordance with Article 16 of the Indenture sufficient moneys pursuant to the Indenture, to pay the principal of and interest on all of the Bonds due and to become due on or prior to the redemption date (if the Bonds are to be redeemed) or maturity thereof, (ii) paying to the Trustee all Trustee's fees and expenses due in connection with the payment or redemption of any such Bonds, and (iii) if any Bonds are to be redeemed on any date prior to their maturity, giving the Trustee irrevocable instructions to redeem such Bonds on such date and either evidence satisfactory to the Trustee that all redemption notices required by the Indenture have been given or irrevocable power authorizing the Trustee to give such redemption notices.

         SECTION 9.3 Obligation to Prepay Basic Payment Amounts Under Agreement Under Certain Circumstances. If there occurs a Determination of Taxability, the Company shall be obligated to prepay as promptly as practical all payments required to be made under Section 4.2 and shall pay to the Trustee for deposit in the Bond Fund, the principal amount of such Bonds plus accrued interest to such redemption date.

         Said accelerated payments shall also include expenses of redemption and the fees and expenses of the Trustee and the paying agent(s) accrued and to accrue until such final payment and redemption of the Bonds.

         The amount of any drawing under the Letter of Credit on such redemption date shall be credited against the payments required to be made by the Company on such redemption date.

         The Company shall give prompt written notice to the Issuer, the Credit Obligor and the Trustee of its receipt of any oral or written advice from the Internal Revenue Service that an Event of Taxability has occurred.

         Promptly upon receipt of written notice of the occurrence of a Determination of Taxability, the Trustee shall cause notice thereof to be given to the bondholders in the same manner as is provided in the Indenture for notices of redemption. In such notice to bondholders, the Trustee may make provisions for obtaining advice from bondholders, in such form as shall be deemed appropriate, respecting relevant assessments made on such bondholders by the Internal Revenue Service, so as to be able, if appropriate, to verify the existence, present or future, of a Determination of Taxability.

         The Company shall immediately instruct the Trustee to apply the accelerated payments made by the Company as a result of such Determination of Taxability, together with any moneys then held by the Trustee, in the order of priority set forth in Section 504 of the Indenture, on the earliest possible date after the giving of the required notice of redemption under the Indenture, to the redemption of Bonds or to the payment to the holders of Bonds which will mature or will be redeemed prior to the redemption date contemplated by this Section, all in accordance with the requirements hereinbefore set forth in this Section. A copy of such instructions shall be forwarded by the Company to the Issuer.

         Upon the redemption date contemplated by this Section, provided there has been deposited with the Trustee the total amount as required, such amount shall constitute the total compensation due the Issuer and the holders of the Bonds as a result of an occurrence of such Determination of Taxability and the Company shall not be deemed to be in default hereunder by reason of the occurrence of such Determination of Taxability.

         Upon the occurrence of a Determination of Taxability, any other option of the Company to prepay the basic payment amounts required to be made under
Article 4 shall be superseded by its prepayment of the basic payment amounts required to be made under Article 4 under this Section for the amounts herein set forth.

         The provisions of this Section shall survive the termination of this Agreement.

                                   ARTICLE 10

                                 Miscellaneous

         SECTION 10.1     Issuer's Liabilities Limited

         (a) The covenants and agreements contained in this Loan Agreement shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the Issuer, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the covenants and agreements on its part contained herein.

         (b) No recourse under or upon any covenant or agreement of this Loan Agreement shall be had against any past, present or future incorporator, officer or member of the Board of Directors of the Issuer, or of any successor corporation, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Loan Agreement is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the Board of Directors of the Issuer or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Loan Agreement.

         SECTION 10.2     Corporate Existence of Issuer

         The Issuer shall not consolidate with or merge into any other corporation or transfer its property substantially as an entirety, except as provided in Section 10.7 of the Indenture.

         SECTION 10.3     Notices

         (a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Loan Agreement to be made upon, given or furnished to, or filed with, the Issuer, the Company, the Trustee or the Credit Obligor shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Loan Agreement) either
(i) delivered personally to the party or, if such party is not an individual, to an officer, partner or other legal representative of the party to whom the same is directed (provided that any document delivered personally to the Trustee must be delivered at its Principal Office during normal business hours) at the hand delivery address specified in Section 17.01 of the Indenture or
(ii) mailed by first-class, registered or certified mail, postage prepaid, addressed as specified in Section 17.01 of the Indenture, or (iii) sent by telex or telecopy to the number specified in Section 17.01 of the Indenture. Any of such parties may change the address for receiving any such notice or other document by giving notice of the change to the other parties as provide in this Section.

         (b) Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer, partner or other legal representative of the party) at the address specified pursuant to this Section, or, if sent by mail, 3 days after such notice or document is deposited in the United States mail, addressed as provided above.

         SECTION 10.4     Successors and Assigns

         All covenants and agreements in this Loan Agreement by the Issuer or the Company shall bind their respective successors and assigns, whether so expressed or not.

         SECTION 10.5     Benefits of Loan Agreement

         Nothing in this Loan Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Trustee and the Holders of the Bonds, any benefit or any legal or equitable right, remedy or claim under this Loan Agreement.

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.


(SEAL)                              DEVELOPMENT AUTHORITY OF CLAYTON  COUNTY


Attest:                             By:  /s/ C.S. Conklin
                                       ------------------------------
                                       Chairman
/s/ Thomas B. Clonts
---------------------------
Secretary

(SEAL)                              LEAR SEATING CORPORATION



Attest:                             By: /s/ Donald J. Stebbins
                                       ------------------------------
                                       Title:


By: /s/ Joseph F. McCarthy
   ------------------------
   Title:

                            LEAR SEATING CORPORATION
                        LEGAL DESCRIPTION OF REAL ESTATE

                                   EXHIBIT A

         ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 21 of the 13th District of Clayton County, Georgia, and being more particularly described as follows:

         BEGINNING at a point on the southwestern right-of-way of International Parkway (60' R/W) which point is located 1,148.67 feet southeast from the intersection of the southwestern right-of-way of International Parkway and the southern right-of-way of Service Road "B"; run thence partial along International Parkway an arc distance of 442.31 feet (said arc being subtended by a chord bearing South 63 degrees 21 minutes 20 seconds East and having a length of 436.78 feet); running thence South 10 degrees 55 minutes 25 seconds West a distance of 126.25 feet to an iron pin set; running thence South 00 degrees 26 minutes 11 seconds East a distance of 634.18 feet to an iron pin set; running thence South 18 degrees 08 minutes 47 seconds West a distance of
104.22 feet to an iron pin set on the northern right-of-way of I-285; thence running North 71 degrees 16 minutes 50 seconds West a distance of 395.20 feet an iron pin set; thence running North 62 degrees 48 minutes 47 seconds West a distance of 283.48 feet to an iron pin set; thence North 63 degrees 25 minutes 33 seconds West a distance of 27.63 feet to an iron pin set; thence leaving the right-of-way of I-285 running North 22 degrees 00 minutes 29 seconds East a distance of 174.28 feet to an iron pin set; thence running North 52 degrees 22 minutes 41 seconds West a distance of 268.41 feet to an iron pin set; thence running North 45 degrees 02 minutes 40 seconds East a distance of 649.48 feet to an iron pin set, which point is the POINT OF BEGINNING.

         The above described property contains 12.841 acres, more or less, and is shown on and described according to that certain Property Survey prepared for Lear Seating Corporation and Chicago Title Insurance Company by Rochester & Associates, Inc., dated April 19, 1994, last revised May 11, 1994.

         TOGETHER with those easements and other rights provided to "Owners" of real property that are set forth in the Declaration of Protective Covenants for Atlanta Tradeport by Atlanta Tradeport Associates recorded in Deed Book 1508, Page 308, records of Clayton County, Georgia, as amended by that certain First Amendment dated January 25, 1989, recorded at Deed Book 1529, page 590, aforesaid records, and as further amended by that certain Second Amendment dated May 6, 1991, recorded at Deed Book 1705, Page 46, aforesaid records (collectively the "Declaration") to the extent the same benefit the parcel of land described above. However, nothing contained shall be construed as a

                            LEAR SEATING CORPORATION
                        LEGAL DESCRIPTION OF REAL ESTATE


conveyance by Atlanta Tradeport Associates of any of its other easements or rights under the Declaration (including its rights as the "Declarant" thereunder or as an "Owner" of other parcels or any easements or rights of the "Association" under the Declaration) or any other easements or rights benefitting any other parcel of land that is subject to the Declaration.

                                   EXHIBIT B

                            LEAR SEATING CORPORATION
                     MACHINERY AND EQUIPMENT LIST ($000'S)


PRODUCTION
                                           QTY              EACH             AMOUNT           TOTAL
                                           ---              ----             ------           -----
FRONT SEAT MARRIAGE FIXTURE                 20               11                220
HALO FIXTURES                                8               11                 90
REAR 40/60 FIXTURES                          8              7.5                 60
R8C COMPRESSION FIXTURES                     8                5                 40
FSB FRAME ASSM                               2                5                 10
FSB TRIM TO FOAM                             2                2                  4
FSB CLOSE-OUT                                2                2                  4
FSC TRIM TO FOAM                             2                3                  6
FSC CLOSE-OUT                                2               11                 22
FSC TRACK FIXTURE                            2                4                  8
NUTRUNNERS                                  60                6                380
HOG RING GUNS                                                                   15
MISC. POWER TOOLS                                                               50
BENCHES                                                                         17
REAR KITTING PALLETS                       150             0.08                 10
FRONT SEAT MANIPULATORS                     10               11                110
BELT CONVEYOR OVER/UNDER                                                        20
FRONT SEAT LINE CONVEYOR                                                       637
REAR SEAT LINE                                                                 200
FINISHED GOODS                                                                 324
PALLET RETURN                                                                  175
SHIPPING SYSTEM                                                                550
SOCIAL (LOCKERS TABLES)                                                         70
SELF PIERCING RIVET GUN                      3               12                 36            $3038
                                                                               ---

MATERIALS

PART PRESENTATION TILT RACKS                 6               10                 60
TILT TABLES                                  3                3                  9
RACKS ROLLERS/WAREHOUSE RACKS                                                   60
SCALES                                       1                4                  4
CELLULAR PHONES                              2                1                  2
TWO WAY RADIOS                              20                1                 20
END EFFECTORS                                3               20                 60
TRIM CARTS                                  20                3                 60
CAGING                                                                          20
STRETCH WRAP                                                                     8
                                                                               ---
                                                                                               $303

                                   EXHIBIT B

                            LEAR SEATING CORPORATION
                     MACHINERY AND EQUIPMENT LIST ($000'S)


                                           QTY             EACH             AMOUNT                TOTAL
                                           ---             ----             ------                -----
COMPRESSOR                                   2               65                130
BOILER                                       2               30                 60
OVEN                                         2               40                 80
STEAM PIPING                                                                    50
AIR PIPING                                                                     200
ELECTRICAL                                                                     200
INSTALL                                                                        200
GENERATOR                                                                      274
TELEPHONE                                                                       75
COMPACTOR                                    2               25                 50
                                                                               ---
                                                                                                  $1319
MAINTENANCE

BAND SAW                                                                         8
DRILL PRESS                                                                      3
CUT-OFF SAW                                                                      4
HAND TOOLS                                                                       5
MIG WELDER                                                                       7
ACETYLENE TORCH                                                                  1
CABINETS/SHELVES                                                                12
SWEEPER                                                                         15
BENCHES                                                                          5
                                                                               ---
                                                                                                    $60
QUALITY

H-POINT/CONTOUR BUCKS                        3               30                 90
OSCAR                                                                           20
SHAKE TEST UNIT                                                                195
VERNIERS/CALIPERS                                                                2
BLUE PRINT FILES                                                                 2
LAYOUT TABLE                                                                     7
                                                                               ---
                                                                                                   $316
OFFICE EQUIPMENT

PACKAGE ADMINISTRATION                                                         150

     SYSTEMS
     QUALITY
     HUMAN RESOURCES
     ENGINEERING
     MATERIALS
     PRODUCTION
     SIGN/SECURITY                           1               30                 30
                                                                                                   $180
                                                                                                   ----
                                                    GRAND TOTAL                                  $5,216
                                                                                                 ======

                                   EXHIBIT C

                              REQUISITION NO.
                                              ----
Amount Requested:

Total Disbursements to Date:

           1. Each obligation for which a disbursement is hereby requested is described in reasonable detail in Exhibit A hereto together with the name and address of the person, firm or corporation to whom payment is due.

           2. The bills, invoices or statements of account for each obligation referenced in Exhibit A are attached hereto as Exhibit B.

           3.  The Company hereby certifies that:

           (a) each obligation mentioned in Exhibit A has been properly incurred, is a proper charge against the Construction Fund and has not been the basis of any previous disbursement;

           (b) the expenditure of the amount requested under this Requisition, when added to all disbursements under previous Requisitions, will result in at least ninety-five percent (95%) of the total of such disbursements, other than disbursements for reasonable expenses incurred in connection with the issuance of the Bonds, having been used (i) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under the Code, or
      (ii) for payment of amounts which are, for federal income tax purposes, chargeable to the Project's capital account or would be so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts; and

           (c) the expenditures of the amount requested under this Requisition, when added to all disbursements under previous Requisitions, will result in no more than two percent (2%) of the aggregate face amount of the Bonds being used for payment of Issuance Costs.

           4. All capitalized terms herein shall have the meanings assigned to them in the Loan Agreement dated as of September 1, 1994 among Development Authority of Clayton County and Lear Seating Corporation.

                 This _______ day of ___________, 19____.



                                            By:
                                               ------------------------------
                                                 Company Representative





                                      C-1